UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2013

GREEN HYGIENICS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

22 Billiter Street, London, England	EC3M 2RY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

                                        n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07	Submission of Matters to a Vote of Shareholders

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power. On September 17, 2012, our company received written consent from the board of directors and the holders of 52.3% of our voting securities to amend the Articles of Incorporation to increase our authorized capital.

On February 19, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment, wherein, our company amended its Articles of Incorporation to increase the authorized number of shares of our common stock from 187,500 to 200,000,000 shares of common stock, par value of $0.001 per share, effective February 19, 2013. Our company’s definitive Schedule 14C, Information Statement was filed on January 23, 2013. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.

/s/ Dave Ashby
Dave Ashby
President and Director

Date: February 21, 2013